U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Coffee Pacifica, Inc. announced in a press release dated July 7, 2005, that Mr. Austin E. Hills, a former Chairman of the Board of Directors of Hills Bros Coffee, Inc. was appointed a special advisor to Coffee Pacifica. Mr. Hills will advise the Chief Executive Officer on various aspects of the coffee business, in particular concerning sales of Papua New Guinea grown green bean coffee in the United States.

Mr. Shailen Singh, Chairman and CEO of Coffee Pacifica, stated "Mr. Hills coffee industry and business experience offers Coffee Pacifica valuable guidance at a critical time as we continue to grow our green bean coffee business and attempt to capture a major market share of the PNG coffee market in the USA and Canada."

Mr. Austin Hills received his A.B. degree from Stanford University and earned his M.B.A from Columbia University. Mr. Hills' distinguished coffee career began in 1959 with Hills Bros. Coffee, Inc., a family business, as an Assistant Coffee Buyer, later as an Assistant Market Research Director, Acting Secretary, Secretary, Vice President and eventually as the Chairman of Board. From 1960 to 1976, Mr. Hills was a director of Hills Bros. Coffee, Inc. and during this period he served as a member of the Finance Committee, Market Policy Committee, and Executive Committee.

Mr. Hills was the President of Pacifica Coast Coffee Association from 1975 to 1976 and was a Director from 1973 to 1976.

From 1975 to 1998, Mr. Hills was founder President of Hills Vineyards, Inc., a vineyard management company, from 1974 to 1988, Mr. Hills was founder and general partner of Olive Hills Vineyards, a Napa Valley vineyard, and from 1972 to 1997, Mr. Hills was founder and general partner of Hills Vineyards, a Napa Valley vineyard. Since 1999, Mr. Hills has been the President of Hills Vineyards, Inc. an olive oil grower and distributor in the Napa Valley.

In 1977 Mr. Hills co-found the award winning Grgich Hills Cellar in Rutherford, California, and since 2001 has served as the Chairman of the Board. Mr. Hills has been the President of Hills Exploration Corp since he founded it in 1988. From 1991 to 1999 Mr. Hills also served as a director of Milton National Bank. In 2000, Mr. Hills co-found Hills Capital Management, a commodities brokerage firm.

Since 2002 he has been Chairman of the Board of Axle Logic, Inc and a director of Lift Mates Inc. and was appointed a director of Portarius Inc. in 2003.

Additionally, since 1966, Mr. Hills has been a director of San Francisco Society for the Prevention of Cruelty to Animals and has served as its President from 1972 to 1978.

Mr. Jony Yogiyo, Vice Chairman of Coffee Pacifica, stated, "Mr. Hills is a great philanthropist. As such, he fits well into our business model wherein all the coffee farmers are our shareholders who receive a premium price for their green beans, and which enables them to sustain their farms, the environment, have a reasonable standard of living and provide education for their children."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                                                                                           COFFEE PACIFICA, INC.

Date: July 8, 2005                                                                            /s/ Shailen Singh

                                                                                                            Shailen Singh, President & CEO